EXHIBIT 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Report of eLuxuryHouse, Inc.(the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Howard Kahn, President, Principal Executive, Financial and Accounting Officer and Chairman of the Board of Directors, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  May 21, 2007


                                          By /s/ Howard Kahn
                                             -----------------------------------
                                             Howard Kahn, President, Principal
                                             Executive, Financial and Accounting
                                             Officer, Chairman of the Board of
                                             Directors